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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-11 of our report dated May 16, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedule of AMC Entertainment Inc. We also consent to the reference to our firm under the captions "Experts".

                                          Coopers & Lybrand L.L.P.

Kansas City, Missouri
September 9, 1997